Exhibit 99.1
Neurologix Announces Year End 2008 Results
Fort Lee, New Jersey (March 26, 2009) — Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative gene therapies for the brain and central nervous system, today announced its financial results for the year ended December 31, 2008.
For the year ended December 31, 2008, Neurologix reported a net loss of $6.3 million, as compared with a net loss of $6.8 million for the year ended December 31, 2007. The Company reported a net loss applicable to common stock for the year ended December 31, 2008 of $9.7 million, or $0.35 per basic and diluted share, as compared with a net loss applicable to common stock for the year ended December 31, 2007 of $13.8 million, or $0.51 per basic and diluted share. The net loss applicable to common stock for the year ended December 31, 2008, includes charges of $3.4 million, or $0.12 per basic and diluted share, related to preferred stock dividends ($2.6 million) and beneficial conversion features ($0.8 million) in connection with the Company’s Series C Convertible Preferred Stock and Series D Convertible Preferred Stock. The net loss applicable to common stock for the year ended December 31, 2007 included charges of $7.0 million, or $0.26 per basic and diluted share, related to induced conversion of preferred stock ($2.8 million), accretion of beneficial conversion features ($2.8 million) and preferred stock dividends ($1.4 million) in connection with the issuance of the Company’s Series D Convertible Preferred Stock and amendments to the Company’s outstanding Series C Convertible Preferred Stock. The Company had cash and cash equivalents of approximately $18.9 million as of December 31, 2008.
In commenting on the Company’s performance, John E. Mordock, President and Chief Executive Officer said, “Neurologix ended 2008 with the achievement of a significant clinical milestone, the initiation of the planned Phase 2 clinical trial of our gene transfer approach to advanced Parkinson’s disease. We will assess each patient six months after the procedure to determine the effects of our experimental Parkinson’s disease product on the patient’s motor function, using the Unified Parkinson’s Disease Rating Scale. We are hopeful that the initial data from this one-year Phase 2 clinical trial will confirm and build upon the success that was demonstrated in our initial Phase 1 clinical trial. The 12 subjects who completed the Phase 1 clinical trial showed no related serious adverse events and realized significant functional benefit that was supported by brain imaging data.”
Mr. Mordock also noted that, during 2008, Neurologix expanded its intellectual property portfolio by licensing the exclusive rights to a gene that may have therapeutic or prophylactic uses in the treatment of Huntington’s disease. “Obtaining the right to this intellectual property represents an important step in the development of a novel therapeutic approach for the treatment of this disease. We are particularly encouraged by the neuroprotective potential of the gene. Over the coming months, Neurologix will be further evaluating the opportunities for its gene transfer technology in Huntington’s disease, as well as the potential use of this therapeutic approach in such other CNS diseases as depression and refractory epilepsy,” he said.
“Given the current difficult economic climate, Neurologix has been prudent in its utilization of capital,” Mr. Mordock further stated. “During 2008 we raised $5 million, in addition to the $15 million we raised in late 2007, to ensure that we would have sufficient resources to complete our Phase 2 clinical trial for Parkinson’s disease. Our primary focus in 2009 is the completion of this trial and, based upon our financial resources, we anticipate further development of our other indications.”
About Neurologix
Neurologix, Inc. (NRGX.OB) is a clinical-stage biotechnology company dedicated to the discovery, development, and commercialization of life-altering gene transfer therapies for serious disorders of the brain and central nervous system (CNS). Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. Current programs of the company address such conditions as Parkinson’s disease, Huntington’s chorea and epilepsy, all of which are large markets not adequately served by current therapeutic options. For more information, please visit the Neurologix website at http://www.neurologix.net.
Cautionary Statement Regarding Forward-looking Statements
This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:
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•	The Company is still in the development stage and has not generated any revenues. From inception through December 31, 2008, it incurred net losses and negative cash flows from operating activities of approximately $34.3 million and $27.6 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, the Company may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•	At December 31, 2008, the Company had cash and cash equivalents of approximately $18.9 million, which management believes will be sufficient to fund the Company’s operations through at least June 30, 2010. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•	The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using the Company’s NLX technology. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

•	There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of Huntington’s disease to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase 1 clinical trial or that, if filed, such permission will be granted.

•	There is no assurance as to when, or if, the Company will be able to successfully receive approval from the Food and Drug Administration (FDA) on its Investigational New Drug Application to commence a Phase 1 clinical trial for the treatment of epilepsy.
Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2008 Annual Report on Form 10-K. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.
Contact:
Marc Panoff
Chief Financial Officer, Treasurer and Secretary
(201) 592-6451
marcpanoff@neurologix.net
Joan Kureczka
Kureczka/Martin Associates
(415) 821-2413
Jkureczka@comcast.net
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NEUROLOGIX, INC. AND SUBSIDIARY
(A Development Stage Company)
CONDENSED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$18,906	$20,157
Prepaid expenses and other current assets	323	418

Total current assets	19,229	20,575
Equipment, less accumulated depreciation of $542 and $437 at December 31, 2008 and 2007, respectively	141	231
Intangible assets, less accumulated amortization of $182 and $127 at December 31, 2008 and 2007, respectively	748	623
Other assets	5	5

Total Assets	$20,123	$21,434

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$850	$1,265

Total liabilities	850	1,265

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 5,000,000 shares authorized
Series A — Convertible, $0.10 par value; 650 shares designated, 645 shares issued and outstanding at December 31, 2008 and 2007, with an aggregate liquidation preference of $1	—	—
Series C — Convertible, $0.10 par value; 700,000 shares designated, 285,878 and 295,115 shares issued and outstanding at December 31, 2008 and 2007, respectively, with an aggregate liquidation preference of $5,863 and $6,529 at December 31, 2008 and 2007, respectively	29	30
Series D — Convertible, $0.10 par value; 792,100 shares designated, 734,898 and 597,149 shares issued and outstanding at December 31, 2008 and 2007, respectively, with an aggregate liquidation preference of $27,031 and $22,673, at December 31, 2008 and 2007, respectively	73	60
Common Stock:
$0.001 par value; 100,000,000 shares authorized, 27,764,058 and 27,632,808 shares issued and outstanding at outstanding at December 31, 2008 and 2007, respectively	28	28
Additional paid-in capital	62,393	56,207
Deficit accumulated during the development stage	(43,250)	(36,156)

Total stockholders’ equity	19,273	20,169

Total Liabilities and Stockholders’ Equity	$20,123	$21,434

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NEUROLOGIX, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)

			For the period
			February 12, 1999
			(inception) through
	Year Ended December 31,		December 31, 2008
	2008	2007

Revenues	$—	$—	$—
Operating expenses:
Research and development	3,929	4,289	19,617
General and administrative expenses	2,973	3,016	16,100

Loss from operations	(6,902)	(7,305)	(35,717)

Other income (expense):
Dividend, interest and other income	582	488	1,826
Interest expense-related parties	—	—	(411)

Other income, net	582	488	1,415

Net loss	(6,320)	(6,817)	$(34,302)

Preferred stock dividends	(2,652)	(1,395)
Charge for accretion of beneficial conversion feature	(562)	(2,130)
Charge for contingent beneficial conversion feature related to Series C Preferred Stock	(212)	(627)
Charges for induced conversion of Series C Preferred Stock	—	(2,796)

Net loss applicable to common stock	$(9,746)	$(13,765)

Net loss applicable to common stock per share, basic and diluted	$(0.35)	$(0.51)

Weighted average common shares outstanding, basic and diluted	27,692,337	26,764,087

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